UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2014

Z Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54159	84-1209978
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2014, Moorpark Limited, LLC of 780 Reservoir Avenue, #123, Cranston, RI 02910, our largest control shareholder of Z Holdings Group, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with SeaMorri Financial Partners, LLC, with an address at P.O. Box 2123 Station R Kelowna, B.C. V1X 4K5, Canada. Pursuant to the Agreement, on September 5, 2014 Moorpark Limited, LLC transferred to SeaMorri Financial Partners, LLC, 80,000,000 shares of our Class A Common Stock which represents approximately 80.2% of our issued and outstanding shares in consideration of three hundred thousand dollars ($300,000).

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities.

On September 5, 2014, Moorpark Limited, LLC, the largest controlling shareholder of Z Holdings Group, Inc., consummated a sale of 80,000,000 shares of our restricted Class A common stock to SeaMorri Financial Partners, LLC pursuant to Section 4 (a) (2) of the Act for an aggregate purchase price of three hundred thousand dollars ($300,000). Following the closing of the share purchase transaction, SeaMorri Financial Partners, LLC owns approximately 80.2% interest in the issued and outstanding shares of our Class A Common Stock. SeaMorri Financial Partners, LLC is now our largest controlling shareholder of Z Holdings Group, Inc.

Item 5.01 Change in Control of Registrant.

On September 5, 2014, Moorpark Limited, LLC, a controlling shareholder of Z Holdings Group, Inc., consummated a sale of 80,000,000 shares of our common stock to SeaMorri Financial Partners, LLC for an aggregate purchase price of three hundred thousand dollars ($300,000). Following the closing of the share purchase transaction, SeaMorri Financial Partners, LLC owns approximately 80.2% interest in the issued and outstanding shares of our Class A Common Stock. SeaMorri Financial Partners, LLC is now our largest controlling shareholder of Z Holdings Group, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On September 5, 2014, Mr. Scot Scheer resigned as our President, CEO, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On September 5, 2014, Mr. Robert Morrison was appointed as President, CEO, Secretary, Treasurer and Director, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On September 5, 2014, Mr. Delbert Seabrook was appointed as Vice President, and Director to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Robert Morrison, Age 72, President, CEO, Secretary, Treasurer and Director

Background of Mr. Robert Morrrison:

Mr. Robert Morrison has extensive business and managerial experience stemming from his extensive work throughout the years with various companies. After his honorable release from the Royal Canadian School of Engineering in 1965 he served as a business consultant for 15 years until he was appointed CEO and Chairman of Post Career Habitats, Inc. Mr. Morrison served as CEO for three years until he stepped down in 1984 to become a contract engineer for the Company Loram International Ltd. where he worked until 1987. Following his tenure with Loram International Ltd Mr. Morrison reverted back to his previous role as a personal business consultant. He continued to serve as a self-employed consultant until 2007, at which time he was appointed CEO of GreenLab Energy Canada, Inc. As of 2009 he was no longer CEO, but Mr. Morrison is still one of the company’s shareholders to this day. While serving as of Greenlab Energy Canda’s CEO, Mr. Morrison was also the Managing Director of Greenlab Global Qatar LLC. Greenlab Global Qatar LLC is a company focused on providing free zone equity opportunity, governance and international funding to a number of geographically strategic key national production and process plant operations companies. This year Mr. Morrison has retired from the position at Greenlab Global.

Mr. Delbert Seabrook, Age 45, Vice President, Director

Background of Mr. Delbert Seabrook:

Mr. Delbert Seabrook has vast business experience beginning with his role as Managing Director of ASG Telecom, (Alexander’s Group Telecommunications, Inc.) a position he held from the year 2002-2014. He also has considerable experience growing and advancing a Company. This can be seen through his history with his own company (S.W.C., Rogers Canada) which he sold in 2009. It should also be noted that Mr. Seabrook has served as CEO of Nexus BioFuel Inc., a company focused on chemical solutions to break down waste products, from 1994-2012 and then Chairman of the same company from 2012-2014.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Z Holdings Group, Inc.

ITEM 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT

10.1	Share Purchase Agreement between Moorpark Limited, LLC and SeaMorri Financial Partners, LLC dated August 28, 2014.
10.2	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Z HOLDINGS GROUP, INC.

Dated: September 9, 2014	/s/ Scot Scheer
Scot Scheer
Chief Executive Officer